As filed with the Securities and Exchange Commission on October 7, 2011
File No.____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SUN RIVER ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado	84-1491159
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5950 Berkshire Lane, Suite 1650, Dallas, Texas  75225
(Address of Principal Executive Offices)(Zip Code)

Sun River Energy, Inc. 2010 Stock Incentive Plan Sun River Energy, Inc. 2011 Stock Incentive Plan
(Full Title of the Plan)

Donal R. Schmidt, Jr.
Sun River Energy, Inc.
5950 Berkshire Lane, Suite 1650
Dallas, Texas  75225
 (Name and Address of Agent For Service)

(214) 369-7300
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
James E. Pennington
General Counsel
Sun River Energy, Inc.
5950 Berkshire Lane, Suite 1650
Dallas, Texas 75225
(214) 369-7300 ext. 234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer
Non-accelerated filer	(Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Sun River Energy, Inc. 2010 Stock Incentive Plan Common Stock, $0.0001 par value per share	2,000,000	$2.70	$5,400,000	$618.84
Sun River Energy, Inc. 2011 Stock Incentive Plan Common Stock, $0.0001 par value per share	3,000,000	$2.70	$8,100,000	$928.26
TOTALS	5,000,000	$2.70	$13,500,000	$1,547.10

(1) In addition, pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which become issuable under the Sun River Energy, Inc. 2010 Stock Incentive Plan and/or the Sun River Energy, Inc. 2011 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of our outstanding common stock.

(2) Computed in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, by averaging the high and low prices of a share of the Registrant’s common stock as reported on the OTC Bulletin Board on October 5, 2011.

EXPLANATORY NOTE

Sun River Energy, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with respect to (i) 2,000,000 shares of the common stock, par value $0.001 per share (the "Common Stock"), of the Registrant issuable pursuant to the Registrant’s 2010 Stock Incentive Plan (the "2010 Plan") and (ii) 3,000,000 shares of Common Stock issuable pursuant to the Registrant’s 2011 Stock Incentive Plan (the "2011 Plan" and together with the 2010 Plan, the "Plans"),

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

The document(s) containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Sun River Energy, Inc. (the “Registrant”) 2010 Stock Incentive Plan and 2011 Stock Incentive Plan (the “Plans”) as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.     Registrant Information and Employee Plan Annual Information.

The Registrant will furnish, without charge, to each person to whom the Section 10(a) prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that is incorporated).  All such documents are incorporated by reference in the Section 10(a) prospectus. The Registrant will also furnish, without charge, to each employee, upon the written or oral request of such employee, a copy of other documents required to be delivered pursuant to Rule 428(b) under the Securities Act. Requests should be directed to the General Counsel at the Registrant’s principal executive offices located at 5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225, telephone:  (214) 369-7300.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents are incorporated by reference into this registration statement:

1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011 filed with the Commission on June 22, 2011;

2. The Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2011 filed with the Commission on September 19, 2011;

3. The Registrant’s Proxy Statement on Schedule 14A, filed August 26, 2011;

4. The Registrant’s Amendment No. 1 to Proxy Statement on Schedule 14A, filed August 29, 2011;

5. The Registrant’s Amendment No. 2 to Proxy Statement on Schedule 14A, filed September 8, 2011;

6. The Registrant’s Current Reports on Form 8-K filed with the Commission on September 20, 2011, August 18, 2011, August 11, 2011, June 22, 2011; June 15, 2011; June 6, 2011; June 3, 2011; and

7. The description of the Registrant's common stock contained in the Registrant’s Registration Statement on Form 10-SB filed with the Commission on September 29, 1999, as such description is updated in any amendment to the Form 10-SB.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof, and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

The opinion regarding the legality of the Common Stock to be issued pursuant to this Registration Statement is being given by James E. Pennington, General Counsel and Secretary of Registrant.  James E. Pennington, General Counsel and Secretary of Registrant, currently beneficially owns as of the date hereof 351,342 shares of the Registrant’s Common Stock.

Item 6.     Indemnification of Directors and Officers.

Article 109 of the Colorado Business Corporation Act provides that a corporation a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if (a) the person's conduct was in good faith; and (b) The person reasonably believed: (I) In the case of conduct in an official capacity with the corporation, that such conduct was in the corporation's best interests; and (II) In all other cases, that such conduct was at least not opposed to the corporation's best interests; and (c) In the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful.  Article 109 of the Colorado Business Corporation Act also provides that a corporation may not indemnify a director under this section (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.  Article 109 also provides that unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.  The Registrant’s Articles of Incorporation, and Bylaws, as amended, provide that the Registrant may insure, shall indemnify and may advance expenses on behalf of its officers and directors to the fullest extent permitted by applicable law.  Accordingly, the Registrant has, as fully set forth in the Colorado Revised Statutes, indemnified its directors and officers to the fullest extent allowed by Colorado law.

Item 7.     Exemption from Registration Claimed.

Not applicable.

Item 8.     Exhibits.

4.1	Amended and Restated Articles of incorporation (incorporated by reference to Annex B to the Registrant’s Proxy Statement on Schedule 14A, filed August 26, 2011).
4.2	Amended and Restated Bylaws (incorporated by reference to Annex C to the Registrant’s Proxy Statement on Schedule 14A, filed August 26, 2011).
4.3	Sun River Energy, Inc. 2010 Stock Incentive Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A, filed November 1, 2010).

4.4	Sun River Energy, Inc. 2011 Stock Incentive Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A, filed August 26, 2011).
5.1	Opinion of James E. Pennington
23.1	Consent of James E. Pennington (contained in his opinion filed as Exhibit 5.1 to this registration statement)
23.2	Consent of LBB & Associates LTD., LLP.
24.1	Power of Attorney (included in the signature page of this registration statement)

Item 9.     Undertakings.

a.           The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on this 7th day of October, 2011.

SUN RIVER ENERGY, INC.

By: /s/ Donal R. Schmidt, Jr.
Donal R. Schmidt, Jr.
Chief Executive Officer

By: /s/ Judson F. Hoover
Judson F. “Rick” Hoover
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Donal R. Schmidt, Jr. and/or Judson F. “Rick” Hoover as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Donal R. Schmidt, Jr. Donal R. Schmidt, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 7, 2011

/s/ Stephen W. Weathers Stephen W. Weathers	Director & Member of Compensation Committee, Administrator of the Sun River Energy, Inc. 2010 & 2011 Stock Incentive Plans	October 7, 2011

/s/ Robert B. Fields Robert B. Fields	Director & Member of Compensation Committee, Administrator of the Sun River Energy, Inc. 2010 & 2011 Stock Incentive Plans	October 7, 2011

/s/ Steven R. Henson, M.D. Steven R. Henson, M.D.	Director & Member of Compensation Committee, Administrator of the Sun River Energy, Inc. 2010 & 2011 Stock Incentive Plans	October 7, 2011

/s/ Daniel M. Cofall Daniel M. Cofall	Director & Member of Compensation Committee, Administrator of the Sun River Energy, Inc. 20101 & 2011 Stock Incentive Plans	October 7, 2011

/s/ Judson F. Hoover Judson F. “Rick” Hoover	Chief Financial Officer	October 7, 2011

EXHIBIT INDEX

Exhibit                                           Description

4.1	Amended and Restated Articles of incorporation (incorporated by reference to Annex B to the Registrant’s Proxy Statement on Schedule 14A, filed August 26, 2011).

4.2	Amended and Restated Bylaws (incorporated by reference to Annex C to the Registrant’s Proxy Statement on Schedule 14A, filed August 26, 2011).

4.3	Sun River Energy, Inc. 2010 Stock Incentive Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A, filed November 1, 2010).

4.4	Sun River Energy, Inc. 2011 Stock Incentive Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A, filed August 26, 2011).

5.1	Opinion of James E. Pennington

23.1	Consent of James E. Pennington (contained in his opinion filed as Exhibit 5.1 to this registration statement)

23.2	Consent of LBB & Associates LTD., LLP.

24.1	Power of Attorney (included in the signature page of this registration statement)